SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               FORM 8-K


                             CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities
    Exchange Act of 1934.


  Date of Report (date of earliest event reported): October 8, 1996


                      NYER MEDICAL GROUP, INC.
        (Exact Name of Registrant as Specified in its Charter)


     Florida                000-20175             01-0469607
   (State or other          (Commission           (IRS Employer
   jurisdiction of          file Number)        Identification No.)
   incorporation)

    1292 Hammond Street, Bangor, Maine              04401
 (Address of principal executive offices)         (Zip Code)


  Registrant's telephone number, including area code (207) 942-5273



                                N/A
  (Former name or former address, if changed since last report)




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Item 5.   Other Events.

     Nyer Medical Group, Inc. (the "Company") has learned that the position reported for Mr. James Kelly, a selling shareholder, in the Selling Shareholders' Table in the final Prospectus dated October 1, 1996, is incorrect. Mr. Kelly, in fact, had a short position of 40,000 shares of the Company's common stock as of that date offsetting the 43,419 shares long position which the long position included 40,000 shares being offered for sale pursuant to the October 1, 1996 Prospectus.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 NYER MEDICAL GROUP, INC.
                                 (Registrant)



       By (Signature and Title): /s/ Samuel Nyer
                                 Samuel Nyer, President
                                 (Duly Authorized Officer)

                                 Date: October 15, 1996